UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
August 22, 2024
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 22, 2024, Andrea Webb notified SolarWinds Corporation (the “Company”) of her decision to resign as the Company’s Executive Vice President, Chief Customer Officer effective as of December 2, 2024. Ms. Webb has agreed to serve as an advisor to the Company following the end of her employment for a transitional period through February 28, 2025. The Company thanks Ms. Webb for her many years of service and her significant contribution to the Company.
In connection with her resignation, the Company and Ms. Webb entered into an Omnibus Amendment to Employment Agreement, effective as of August 22, 2024 (the “Omnibus Amendment”), which amends the Amended and Restated Employment Agreement between SolarWinds Worldwide, LLC and Ms. Webb, dated as of February 15, 2022 (the “Webb Employment Agreement”), as follows:

•The Webb Employment Agreement will terminate as of the Termination Date (as defined in the Omnibus Amendment). Ms. Webb will not be entitled to any severance payments in connection with any such termination except as set forth in the Omnibus Amendment;

•Ms. Webb will be paid a transition bonus in the amount of $440,000, payable in a one-time lump sum payment;

•Ms. Webb will receive reimbursement of the health and dental care continuation premiums incurred to effect continuation of health and dental insurance coverage for her and her dependents for a period of up to twenty-four (24) months from the Termination Date;

•Ms. Webb will be paid a bonus in the amount of $352,000, equal to her target bonus for fiscal 2024, payable in a one-time lump sum payment;

•Ms. Webb will enter into a Contractor Agreement to provide transition services until February 28, 2025 (the “Transition Period”); and

•Ms. Webb will continue to vest in all outstanding RSUs and PSUs that are eligible to vest solely subject to her continued services with the Company, as well as any PSUs that may be earned in fiscal 2024, through the end of the Transition Period and for so long as she is providing continued services under the Contractor Agreement.

Payment of the transition bonus, the annual bonus and the reimbursement of health and dental care continuation premiums are conditioned upon Ms. Webb’s execution of a release in a form reasonably acceptable to Ms. Webb that becomes effective by the Release Deadline (as defined in the Webb Employment Agreement).

The foregoing description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Omnibus Amendment to Employment Agreement, effective as of August 22, 2024, between SolarWinds Corporation on behalf of itself and each of its direct and indirect subsidiaries, and Andrea Webb
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	August 26, 2024	By:	/s/ Sudhakar Ramakrishna
Sudhakar Ramakrishna
President & Chief Executive Officer